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                                                                    Exhibit 99.1



                                  May 30, 2002



ONEOK, Inc.
100 W. Fifth Street
Tulsa, OK 74103-4398
Attn: Mr. David L. Kyle,
      President and Chief Executive Officer

      Re: Shareholder Agreement dated as of November 26, 1997 between WAI, Inc.(now ONEOK, Inc.) and Western Resources, Inc.: Section 3.4(b) Sale Notice
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Dear Sirs:

         Notice is hereby given pursuant to Section 3.4(b) of the above referenced Shareholder Agreement of the intention of the undersigned to sell 4,714,434 shares of Common Stock, par value $.01 per share (the "Common Stock") of ONEOK, Inc. (the "Company"), and 19,946,448 shares of Series A Convertible Preferred Stock, par value $.01 per share of the Company, (collectively with the Common Stock, the "Sale Securities") representing all of the Common Stock and Preferred Stock of the Company beneficially owned by us through our wholly owned subsidiary Westar Industries, Inc., to a purchaser who is not an Affiliate of the undersigned. Such a proposed transfer would represent upon Transfer Voting Power of more than 5% of the Company. Therefore, the procedures pursuant to
Section 3.4(b) are hereby invoked.

         The cash price per share at which the Company or its designee may purchase the Sale Securities within the Sale Period specified in Section 3.4 (b) is $21.77 per share (equal to 98.5% of the Market Price of the Sale Securities determined as of the date of this notice.)

         We look forward to hearing from the Company within the Sale Period so that we know how to proceed in connection with our proposed sale of the Sale Securities.

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                                        2

         This Sale Notice is given by Western Resources, Inc. on behalf of itself and on behalf of Westar Industries, Inc., as Seller.

         Capitalized terms not defined herein are used as defined in the Shareholder Agreement.

                                        Very truly yours,


                                        WESTERN RESOURCES, INC.


                                        By:  /s/ David C. Wittig
                                             -------------------
                                        Name: David C. Wittig

                                        Title: Chairman, President and
                                               Chief Executive Officer

                                        WESTAR INDUSTRIES, INC.


                                        By:  /s/ Paul R. Geist
                                             -----------------
                                        Name: Paul R. Geist
                                        Title: President

cc:      Gable Gotwals Mock Schwabe Kihle
         100 W. 5th Street
         Suite 1000
         Tulsa, OK  74103
         Attn: Donald A. Kihle, Esq.
         Fax No. 918-588-7873